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                                                                 EXHIBIT 10.11

                  AMENDMENT #2 TO MANAGEMENT SERVICE AGREEMENT


        WHEREAS, Standard Management Corporation and Standard Life Insurance Company of Indiana have entered into a Management Service Agreement effective August 1, 1992.

        AND WHEREAS, Standard Management Corporation and Standard Life Insurance Company of Indiana have entered into Amendment #1 to this Management Service Agreement effective January 1, 1995.

        NOW THEREFORE, effective January 1, 1997, paragraph 4 of such agreement as amended by Amendment #1 shall be amended by deleting the former paragraph 4 in its entirety and replacing it with the following:

        4. In consideration for the services provided in paragraphs 1, 2, and 3, Standard agrees to pay the Company a monthly fee of One Hundred Sixty-six Thousand Six Hundred Sixty Six Dollars and sixty-seven cents ($166,666.67) which is due and payable within ten (10) days from the receipt of the invoice.

IN WITNESS WHEREOF, the parties hereto have executed effective January 1, 1997 this Amendment #2 to the Management Service Agreement.


Standard Management Corporation      Standard Life Insurance Company of Indiana


By:  /s/  EDWARD T. STAHL             By:  /s/ RAYMOND J. OHLSON
   ----------------------------          ----------------------------
   Edward T. Stahl,                      Raymond J. Ohlson,
   Executive Vice President and          President
   Director of Corporate Development